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                                                                    EXHIBIT 21.1

                            SUBSIDIARIES OF WESTCORP

WESTERN FINANCIAL BANK
WFS RECEIVABLES CORPORATION 2
WFS RECEIVABLES CORPORATION 4
WESTRAN SERVICES CORPORATION
WESTERN CONSUMER PRODUCTS
WFS FINANCIAL INC
WESTFIN INSURANCE AGENCY, INC.
WESTHRIFT LIFE INSURANCE COMPANY
WESTERN CONSUMER SERVICES, INC.
THE HAMMOND COMPANY, THE MORTGAGE BANKERS
WESTERN RECONVEYANCE COMPANY, INC.
WESTERN AUTO INVESTMENTS, INC.
WESTERN FINANCIAL ASSOCIATE SOLUTIONS
WFS FINANCIAL AUTO LOANS, INC.
WFS FINANCIAL AUTO LOANS 2, INC.
WFS INVESTMENTS, INC.
WFS FUNDING, INC.
WFS RECEIVABLES CORPORATION
WFS RECEIVABLES CORPORATION 3
WFS WEB INVESTMENTS